Exhibit (g)(2)

                              DELEGATION AGREEMENT


     AGREEMENT, dated as of May 1, 2002 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and CDC NVEST COMPANIES TRUST I, a Massachusetts business trust (the "Fund").

     WHEREAS, pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, as described herein; and

     WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

         Capitalized terms in this Agreement have the following meanings:

         a.       AUTHORIZED REPRESENTATIVE

                    Authorized  Representative  means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b.       BOARD

                    Board means the Board of Trustees of Fund.

         c.       COUNTRY RISK

                    Country  Risk means all  factors  reasonably  related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         d.       ELIGIBLE FOREIGN CUSTODIAN

                    Eligible Foreign Custodian has the meaning set forth in Rule
               17f-5(a)(1), but also includes, for purposes of this Agreement, foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

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         e.       FOREIGN  ASSETS

                    Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         f.       FOREIGN CUSTODY MANAGER

                    Foreign  Custody  Manager  has the meaning set forth in Rule
               17f-5(a)(3).

g.       SECURITIES DEPOSITORY

                    Securities  Depository  has the  meaning  set  forth in Rule
               17f-4(a).

         h.       MONITOR

                    Monitor  means to re-assess or  re-evaluate,  at  reasonable intervals or when otherwise reasonably necessary, a decision, determination or analysis previously made, and shall be construed as such term may be construed pursuant to relevant positions publicly articulated by the Securities and Exchange Commission or its staff.

2.       REPRESENTATIONS

         a.       DELEGATE'S REPRESENTATIONS

                    Delegate  represents  that it is a trust  company  chartered under the laws of the Commonwealth of Massachusetts and is a U.S. Bank as defined in Rule 17f-5(a)(7). Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b.       FUND'S REPRESENTATIONS

                    Fund  represents  that the Board has  determined  that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       JURISDICTIONS AND DEPOSITORIES COVERED

         a.       INITIAL JURISDICTIONS AND DEPOSITORIES

                    The authority delegated by this Agreement in connection with
               Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in APPENDIX A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in APPENDIX A2. Upon the creation of a new Securities Depository in any of the jurisdictions listed in APPENDIX A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in APPENDIX A2 and will be covered by the terms of this Agreement.

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         b.       ADDED JURISDICTIONS AND DEPOSITORIES

                    Jurisdictions  and related  Securities  Depositories  may be added to APPENDIX A1 and APPENDIX A2, respectively, by written agreement in the form of APPENDIX B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of
               (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of APPENDIX B listing such jurisdiction and/or Securities
               Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed APPENDIX B, provided that, with respect to the addition of any Securities Depository to Appendix A2 pursuant to this Section 3(b), such addition shall be effective only if Delegate has delivered to the Fund or its investment adviser the information specified in
               Section 6(c) of this Agreement relating to the Securities Depository's qualification as an Eligible Securities Depository and a risk analysis for such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A).

         c.       WITHDRAWN JURISDICTIONS

                    Board may  withdraw  its (i)  delegation  to  Delegate  with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Sixty days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

         a.       SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

                    Subject  to  the   provisions  of  this  Agreement  and  the
               requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets (but no other assets) in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

         b.       CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS

                    Subject  to  the   provisions  of  this  Agreement  and  the
               requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to, and shall, enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate. Each such contract will satisfy the requirements of Rule 17f-5(c )(2). All arrangements between Delegate and the Eligible Foreign Custodians will be governed by a written contract that Delegate has determined will provide reasonable care for Fund's Foreign Assets.

5.       MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

                    In each case in which  Delegate has  exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall,

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               on  behalf  of  Fund,   establish   a  system  to   Monitor   the
               appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian under Rule 17f-5(c )(1). In each case in which
               Delegate  has  exercised  the  authority   delegated  under  this
               Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness and performance of such contract. In the event Delegate determines that the custody arrangement with an Eligible Foreign Custodian are no longer appropriate, Delegate shall notify the Fund and the investment adviser of Fund.

6.       SECURITIES DEPOSITORIES

          a. In accordance with the requirements of Rule 17f-7, Delegate shall, concurrent with the execution of this Agreement and annually thereafter, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto as amended from time to time.

          b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

          c. Delegate shall, concurrent with the execution of this Agreement (or an amendment to Appendix A2, as the case may be), provide each Fund or its investment adviser with information which will enable such Fund or its investment adviser to determine whether each Securities Depository listed in Appendix A2 is an Eligible Securities Depository as defined in Rule 17f-7(b)(1). Delegate shall notify each Fund or its investment adviser of any material change in any information provided by Delegate regarding whether a Securities Depository meets the definition of Eligible Securities Depository promptly after becoming aware of any such change.


7.       GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

         a.       BOARD'S CONCLUSIVE DETERMINATION REGARDING COUNTRY RISK

               In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment adviser, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment adviser, pursuant to authority delegated by Board) has
          Monitored, and will continue to Monitor, such Country Risk to the extent Board (or such investment adviser) deems necessary or appropriate.

               Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

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         b.       SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

               In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation:

                    i. The Eligible Foreign Custodian's  practices,  procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                    ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets and to fulfill its indemnification obligations;

                    iii. The Eligible Foreign Custodian's general reputation and standing;

                    iv. Whether Fund will have  jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

                    v. Whether the contract with the Eligible Foreign  Custodian contains indemnification rights that match the indemnification rights of the Fund hereunder; and

                    vi. In the case of an Eligible  Foreign  Custodian that is a banking institution or trust company, any additional factors and criteria set forth in APPENDIX C to this Agreement.

         c.       EVALUATION OF WRITTEN CONTRACTS

                    In exercising the authority  delegated  under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards described in Section 7(b) above. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2). The Delegate shall use its best efforts to ensure that each contract with an Eligible Foreign Custodian shall provide indemnification rights that match the indemnification rights of the Fund hereunder, including indemnification for any Claim (as defined below) arising from the negligence, willful misfeasance or bad faith of the Eligible Foreign Custodian. The Delegate shall provide Fund a list of each of the Fund's foreign custody arrangements with an Eligible Foreign Custodian that does not provide for indemnification for Claims arising from the negligence of the Eligible Foreign Custodian. The Delegate agrees to promptly notify Fund of any change in any of the Fund's foreign custody arrangement such that the list so provided (or any amended list) is no longer accurate or complete by delivering to Fund an amended list and shall, upon request, provide a

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               summary of the indemnification clauses in the contracts governing the Fund's foreign custodial arrangements.

         d.       MONITORING OF ELIGIBLE FOREIGN CUSTODIANS

                    In exercising the authority  delegated under this Agreement,
               Delegate will establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian and the appropriateness and performance of a written contract governing Fund's foreign custody arrangements. In doing so, Delegate shall consider any relevant factors and criteria, including those set forth in APPENDIX D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its reasonable discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.       STANDARD OF CARE

          a. In exercising the authority delegated under this Agreement with regard to its duties as a Foreign Custody Manager, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

          b. In carrying out its responsibilities under this Agreement with regard to the placement of the Fund's assets with a Securities Depository, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       REPORTING REQUIREMENTS

          Delegate agrees to provide written reports notifying Board of the placement and withdrawal of Foreign Assets with a particular Eligible Foreign Custodian and any revisions to APPENDIX A2 quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if (i) deemed necessary or advisable by the Delegate in its reasonable discretion or (ii) requested by the Board. Delegate agrees to provide written reports notifying the Board of any other material change in the foreign custody arrangement of the Fund promptly after the occurrence of such material change.

10.      PROVISION OF INFORMATION REGARDING COUNTRY RISK

          With respect to the jurisdictions listed in APPENDIX A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in APPENDIX E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary. In addition, the Delegate shall offer to the Fund such additional information relating to Country Risk and upon the same terms as the Delegate makes available to other registered investment companies for which it serves as Foreign Custody Manager.

11.      LIMITATION OF LIABILITY.

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          a. Notwithstanding  anything in this Agreement to the contrary,  in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim arising from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party or breach of the standard of care set forth in Section 8. Without limiting the foregoing, (i) except as may arise from the Delegate's or any Indemnified Party's own negligence, willful misfeasance, or bad faith, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine; and (ii) except as may arise from the Delegate's or any Indemnified Party's own gross negligence, willful misfeasance, or bad faith, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any claim arising as a result of any information which the Delegate provides or does not provide under Section 10 hereof.

          b. Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to another party or any third party for (i) lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder or (ii) any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, or transportation, the unavailability of energy sources and other similar happenings or events. This paragraph shall not relieve the Bank from its responsibility to provide and maintain appropriate backup and disaster recovery facilities and shall not limit the liability of the Bank if the Bank, its agents or any subcustodian has failed to provide and maintain appropriate backup and disaster recovery facilities. This paragraph shall not relieve the Fund from its responsibility to provide and maintain appropriate backup and disaster recovery facilities, or appropriately delegate any obligation to provide and maintain such facilities, and shall not limit the liability of the Fund if the Fund or its agents (other than the Bank, its affiliates or any subcustodian) has failed to provide and maintain appropriate backup and disaster recovery facilities.

          c. The  Delegate  will  indemnify  and hold  harmless  the  Fund,  its officers, trustees, employees, and agents (collectively, the "Fund Indemnified Parties") and hold each of them harmless from any losses, claims, damages, liabilities, or actions in respect thereof (including reasonable legal expenses) to which the Fund or any Fund Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise from the failure of Delegate to comply with the terms of this Agreement or the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party or breach of the standard of care set forth in Section 8, provided that the Delegate's indemnification obligation with respect to the acts or omissions of its subcustodians hereunder shall not exceed the indemnification that the Delegate may obtain from the applicable subcustodian by the law of the governing jurisdiction.

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          d. At the Fund's election,  the Fund shall be subrogated to the rights of the Delegate with respect to any claims against an Eligible Foreign Custodian relating to the Fund's assets as a consequence of any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Eligible Custodian's performance of obligations under
     contracts  with  the  Delegate   governing  the  Fund's   foreign   custody
     arrangements, if and to the extent that the Fund (or any of its series) has not been made whole for any such loss, damage, cost, expense, liability or claim.

          e. The obligations set forth in this Section 11 shall survive the termination of this Agreement.

12.      EFFECTIVENESS AND TERMINATION OF AGREEMENT

          This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination by the Fund will become effective 90 days after receipt by the Bank of such notice; and termination by the Bank will become effective 180 days after receipt by the Fund of such notice.

13.      AUTHORIZED REPRESENTATIVES AND NOTICES

          The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in APPENDIX F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      GOVERNING LAW

          This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

15.      PORTFOLIOS

          This Agreement is an agreement entered into between the Delegate and the Fund with respect to each series or portfolios of the Fund (the "Portfolios") set forth on APPENDIX G. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Delegate shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Delegate had separately contracted with the Fund by separate written instrument with respect to each Portfolio. Furthermore, unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of its Portfolios, any reference to the assets or Foreign Assets of the Fund, including any Foreign Assets, shall be deemed to refer only to assets of the applicable Portfolio, and any duty or obligation of the Delegate hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual Portfolios. In the event that the Fund establishes one or more additional Portfolios with respect to which the Fund wishes to employ the Delegate to act as delegate hereunder, the Fund shall notify the Delegate in writing. Upon written acceptance by the Delegate, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the

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     extent that such provisions  (including  those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Fund and the Delegate at the time of the addition of the Portfolio.

16.      TRUST NOTICE

          A copy of the Agreement and Declaration of Trust establishing the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by the officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to each Portfolio.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                 Investors Bank & Trust Company


                                 By: /S/ ROBERT D. MANCUSO
                                 Name: Robert D. Mancuso
                                 Title: Senior Vice President


                                 CDC NVEST COMPANIES TRUST I


                                 By: /S/ JOHN HAILER
                                 Name: John Hailer
                                 Title: President



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LIST OF APPENDICES

         A1 -- Jurisdictions Covered

         A2 - Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of
              Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the
              Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

                                      A1-1

                                   APPENDIX A1

                              JURISDICTIONS COVERED

                [delete those countries which are not delegated]


                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe

                                      A1-1

                                      A2-4

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED



------------------------------------------------------- -----------------------------------------------------
Argentina                  CDV                          Philippines                PCD
                           CRYL                                                    RoSS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Australia                  Austraclear Ltd.             Poland                     CRBS
                           CHESS                                                   NDS
                           RITS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Austria                    OeKB AG                      Portugal                   Central de Valores
                                                                                      Mobiliarios

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bahrain                    None                         Romania                    NBR
                                                                                   SNCDD
                                                                                   Stock Exchange
                                                                                      Registry, Clearing &
                                                                                      Settlement

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bangladesh                 None                         Russia                     DCC
                                                                                   NDC
                                                                                   VTB

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Belgium                    BKB                          Singapore                  CDP
                           CIK                                                     MAS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bermuda                    None                         Slovak Republic            NBS
                                                                                   SCP

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Botswana                   None                         Slovenia                   KDD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Brazil                     CBLC                         South Africa               STRATE
                           CETIP                                                   The Central Depository
                           SELIC                                                      (Pty) Ltd.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bulgaria                   The Bulgarian National       Spain                      Banco de Espana
                               Bank                                                SCLV
                           The Central Depository

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Canada                     Bank of Canada               Sri Lanka                  CDS
                           CDS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Chile                      DCV                          Sweden                     VPC AB

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
China                      SSCC                         Switzerland                SIS SegaIntersettle AG
                           SSCCRC

------------------------------------------------------- -----------------------------------------------------
                                      A2-2

------------------------------------------------------- -----------------------------------------------------
Clearstream                                             Taiwan                     TSCD


------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Colombia                   DCV                          Thailand                   TSD
                           DECEVAL

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Costa Rica                 CEVAL                        Turkey                     CBT
                                                                                   Takasbank

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Croatia                    CNB                          Ukraine                    Depository of the
                           Ministry of Finance                                        National Bank of
                           SDA                                                        Ukraine
                                                                                   MFS Depository

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Czech Republic             SCP                          Uruguay                    None
                           TKD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Denmark                    VP                           United Kingdom             CMO
                                                                                   CREST

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Ecuador           DECEVALE, S.A.                        Venezuela                  BCV
                                                                                   CVV

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Egypt                      Misr for Clearing,           Zambia                     Bank of Zambia
                               Settlement & Dep.                                   LuSE CSD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Estonia                    ECDSL                        Zimbabwe                   None

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Euroclear

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Finland                    APK

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
France                     Sicovam SA

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Germany                    Clearstream

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Ghana                      None

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Greece                     Bank of Greece
                           CSD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Hong Kong                  CCASS
                           CMU

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Hungary                    Keler Ltd.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
India                      CDSL
                           NSDL

------------------------------------------------------- -----------------------------------------------------
                                      A2-3

------------------------------------------------------- -----------------------------------------------------
Indonesia                  Bank Indonesia
                           PT.KSEI

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Ireland                    CREST
                           Gilt Settlement Office

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Israel                     TASE Clearing
                              House Ltd.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Italy                      Banca d-Italia
                           Monte Titoli

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Ivory Coast*               Depositaire Central/
                              Banque de Reglement

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Japan                      Bank of Japan
                           JASDEC

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Jordan                     SDC

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Kazakhstan                 Kazakhstan Central
                              Securities Depository

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Kenya                      Central Bank of Kenya
                              Central Depository

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Korea                      KSD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Latvia                     Bank of Latvia
                           LCD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Lebanon                    Banque de Liban
                           MIDCLEAR

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Lithuania                  CSDL

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Luxembourg                 Clearstream

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Malaysia                   BNM (SSTS)
                           MCD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Mauritius                  CDS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Mexico                     S.D. Indeval

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Morocco                    Maroclear S.A.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Netherlands                NECIGEF

------------------------------------------------------- -----------------------------------------------------
                                      A2-4

------------------------------------------------------- -----------------------------------------------------
New Zealand                New Zealand Central
                              Securities Depository

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Norway                     VPS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Oman                       MDSRC

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Pakistan                   Central Depository Co.
                              of Pakistan Limited
                           State Bank of Pakistan

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Peru                       CAVALI

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------




* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast


                                      A2-5

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



     Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:



                   [insert additional countries/depositories]






Investors Bank & Trust Company


By:  ___________________________________

Name:

Title:


CDC NVEST COMPANIES TRUST I


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



_________         None


_________         Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


1.       Operating performance

2.       Established practices and procedures

3.       Relationship with market regulators

4.       Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


     To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)  Access to books and records by the Fund's accountants

         b)  Ability to recover assets in the event of bankruptcy of a custodian

         c)  Ability to recover assets in the event of a loss

         d)  Likelihood of expropriation or nationalization, if available

         e)  Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a)  Delivery versus payment

         b)  Settlement method

         c)  Currency restrictions

         d)  Buy-in practice

         e)  Foreign ownership limits

         f)  Unique market arrangements

                                   APPENDIX F

                           AUTHORIZED REPRESENTATIVES


     The names and addresses of each party's authorized representatives are set forth below:

         A.  BOARD

                  Board of Trustees
                  CDC Nvest Funds
                  399 Boylston Street
                  Boston, MA  02116

         With a copy to:

                  CDC Nvest Funds
                  399 Boylston Street
                  Boston, MA  02116
                  Attention: General Counsel


         B.  DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Geoffrey O'Connell, Senior Director,
                              Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929

                                   APPENDIX G

                                   PORTFOLIOS



SERIES OF CDC NVEST COMPANIES TRUST I

CDC Nvest AEW Real Estate Fund



                                      F-2